EXHIBIT 23.7
                                                               ------------

                                   CONSENT

I hereby consent to being named in the Joint Proxy Statement/Prospectus of Union Bankshares, Inc. ("Union") and Citizens Savings Bank and Trust Company ("Citizens") included in the Registration Statement on Form S-4 of Union, as designee for appointment or election to the Board of Directors of Union upon consummation of the affiliation between Union and Citizens pursuant to their Affiliation Agreement dated as of February 16, 1999.

Dated as of June 30, 1999.


/s/ William T. Costa, Jr.
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William T. Costa, Jr.

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